Exhibit 23.1


                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-51691), as amended, of the Triton Energy Corporation 401(k) Savings Plan of our report dated June 20, 1996 appearing on page F-2 of this Annual Report on Form 11-K.






PRICE WATERHOUSE LLP
Dallas, Texas
June 20, 1996